CERTAIN INFORMATION IDENTIFIED WITH [****] HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (i) NOT MATERIAL AND (ii) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

Exhibit 10.23

February 10, 2017

Daniel J. Duckhorn

Dan,

Thank you for agreeing to remain on the DWC Board of Directors! I look forward to the new and exciting future in front of us!

I also wanted to follow up with you on our discussions regarding your Director/Founder/ Ambassador fee. The Board believes that an annual fee of $125,000 (paid quarterly) is appropriate, representing an increase from $[****] annually plus expenses. These funds will be reported to you on a 1099 and will cover the following:

1.	Board of Directors fee
2.	Health Insurance Stipend (Founders Benefits)
3.	All activities that you do as DWC’s Ambassador (those you do on an independent basis (dining out, etc.) as well as those requests made by DWC).*

*	The Company will reimburse you for flights and accommodations if you are requested to travel on behalf of DWC.

The enclosed check is based on the new rate and represents compensation for FY17 Q2 (Nov/Dec/Jan).

Please look this over and let me know your thoughts.

Best personal regards,

/s/ Alex Ryan
Alex Ryan
President/CEO